Exhibit 99.1

Palatin Technologies, Inc. Reports First Quarter
Fiscal Year 2017 Results;
Teleconference and Webcast to be held on November 15, 2016

CRANBURY, NJ – November 15, 2016 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2016.

Recent Highlights
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Bremelanotide - Under development for Hypoactive Sexual Desire Disorder (HSDD):
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November 2016 reported positive Phase 3 clinical results - both pivotal trials met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire, reflecting clinical meaningfulness and statistical significance.
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Last patient visits for the efficacy portion of the trials were completed in the third quarter of calendar year 2016.
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New Drug Application (NDA) submission to the FDA targeted for the second half of 2017.
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Financial Transactions:
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August 2016, Palatin closed on an underwritten offering of units with gross proceeds of $9.25 million, with net proceeds, after deducting offering expenses, of approximately $8.5 million. Palatin issued:
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11,481,481 shares of common stock and ten-year prefunded Series I warrants to purchase 2,218,045 shares of common stock at an exercise price of $0.01 per share
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Series H warrants to purchase 10,274,646 shares of common stock at an exercise price of $0.70 per share

First Quarter Fiscal 2017 Financial Results
Palatin reported a net loss of $(13.1) million, or $(0.08) per basic and diluted share, for the quarter ended September 30, 2016, compared to a net loss of $(12.4) million, or $(0.08) per basic and diluted share, for the same period in 2015.

The difference between the three months ended September 30, 2016 and 2015 was primarily attributable to the increase in expenses relating to our bremelanotide program for HSDD in the quarter ended September 30, 2016.

Revenue
There were no revenues recorded in the quarters ended September 30, 2016 and 2015.

Operating Expenses
Total operating expenses for the quarter ended September 30, 2016 were $12.4 million compared to $11.8 million for the comparable quarter of 2015. The increase in operating expenses for the quarter ended September 30, 2016 was the result of an increase in expenses primarily relating to our bremelanotide program for HSDD.

Other Income/Expense
Total other income (expense), net, was $(0.6) million for the quarters ended September 30, 2016 and 2015 consisting primarily of interest expense related to venture debt.

Cash Position
Palatin’s cash, cash equivalents and investments were $10.2 million as of September 30, 2016, compared to cash and cash equivalents of $9.4 million at June 30, 2016. Current liabilities were $20.5 million as of September 30, 2016, compared to $13.9 million as of June 30, 2016.

Palatin believes that existing capital resources will be adequate to fund our planned operations through the quarter ending December 31, 2016.

CONFERENCE CALL / AUDIO WEBCAST
Palatin will host a conference call and audio webcast on November 15, 2016 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-503-8171 (domestic) or 1-719-457-2664 (international), conference ID 9405459. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and audio webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), passcode 9405459. The audio webcast and telephone replay will be available through November 22, 2016.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.
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Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST

Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2016	2015

REVENUES:
License revenue	$-	$-

OPERATING EXPENSES:
Research and development	11,226,084	10,597,714
General and administrative	1,209,346	1,199,937
Total operating expenses	12,435,430	11,797,651

Loss from operations	(12,435,430)	(11,797,651)

OTHER INCOME (EXPENSE):
Interest income	6,645	15,740
Interest expense	(623,985)	(628,008)
Total other income (expense), net	(617,340)	(612,268)

NET LOSS	$(13,052,770)	$(12,409,919)

Basic and diluted net loss per common share	$(0.08)	$(0.08)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	165,848,269	156,176,618

PALATIN TECHNOLOGIES, INC. and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$8,867,930	$8,002,668
Available-for-sale investments	1,377,714	1,380,556
Prepaid expenses and other current assets	1,007,978	1,313,841
Total current assets	11,253,622	10,697,065

Property and equipment, net	90,171	97,801
Other assets	56,916	63,213
Total assets	$11,400,709	$10,858,079

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$1,159,427	$713,890
Accrued expenses	12,884,590	7,767,733
Notes payable, net of discount and debt issuance costs	6,399,075	5,374,951
Capital lease obligations	27,827	27,424
Total current liabilities	20,470,919	13,883,998

Notes payable, net of discount and debt issuance costs	12,162,471	14,106,594
Capital lease obligations	7,214	14,324
Other non-current liabilities	525,314	439,130
Total liabilities	33,165,918	28,444,046

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of September 30, 2016 and June 30, 2016	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 92,806,710 shares as of September 30, 2016 and 68,568,055 shares as of June 30, 2016, respectively	928,067	685,680
Additional paid-in capital	333,774,227	325,142,509
Accumulated other comprehensive loss	(2,521)	(1,944)
Accumulated deficit	(356,465,022)	(343,412,252)
Total stockholders’ deficiency	(21,765,209)	(17,585,967)
Total liabilities and stockholders’ deficiency	$11,400,709	$10,858,079